SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of the earliest event reported): January 26, 1996



                                             Ryan, Beck & Co., Inc
                                   .
        (Exact name of registrant as specified in its charter)



              New Jersey                    0-14684         22-1773796
(State or other jurisdiction(Commission    (IRS Employer
  of incorporation      File Number     Identification No.)



80 Main Street, West Orange, New Jersey        07052
(Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code:    (201) 325-3000



This document consists of ___4____pages
Exhibit Index appears on page__3___

                              Page 1 of 4
Item 5. - Other Events

On January 26, 1996, Ryan, Beck & Co., Inc. announced a regular quarterly cash dividend of $.05 and a five percent (5%) common stock dividend, each of which is payable on February 13, 1996 to shareholders of record on February 5, 1996. A press release announcing the cash and common stock dividends and containing certain additional information is attached hereto as Exhibit A and incorporated herein by reference.


Item 7. - Financial Statements and Exhibits

Exhibit A - Press release dated January 26, 1996


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       Ryan, Beck & Co., Inc.
                                             Registrant



                                            (Signature)
                                       Leonard J. Stanley
                                       Chief Financial Officer

Date:  February 9, 1996

                               EXHIBITS


Exhibit A - Press release dated January 26, 1996 - Page 4

                                        Press Contact: Linda S. Diana
                                                   Marketing Director

                                        FOR IMMEDIATE RELEASE

               RYAN, BECK & CO.  REPORTS FOURTH QUARTER
             AND YEAR END 1995 EARNINGS;  DECLARES REGULAR
                    DIVIDEND AND 5% STOCK DIVIDEND

WEST ORANGE, NJ -- January 26, 1996 -- Ryan, Beck & Co., Inc. (NASDAQ: RBCO), an investment banking firm specializing in the commercial banking, thrift industries, and municipal finance and tax-exempt securities, today announced fourth quarter earnings and year-end results while declaring a regular dividend.

Total revenues for the year ended December 31, 1995 were $24,958,000, compared with $29,100,000 for the same period last year, a 14% decrease. The Company reported net income of $1,770,000, or $.49 per share for the year ended December 31, 1995, compared with $4,766,000, or $1.32 per share (on a fully diluted basis, as restated) a year ago, a 63% decrease. Income tax expense and net income for the year ended December 31, 1994 has been restated to reflect a $92,000 tax refund (equal to $.03 per share) resulting from amending that year's tax return.

Fourth  quarter  revenues  for  1995 were  $5,899,000,  compared  with
$9,705,000 for the same period last year a decrease of 39%. The Company reported net income of $14,000 for the fourth quarter of 1995. Net income for the same period last year was $1,687,000, or $.48 per share (on a fully diluted basis, as restated). Income tax expense and net income for the fourth quarter of 1994 has been restated to reflect a $23,000 tax refund (equal to $.01 per share) resulting from amending that year's tax return.

The Board of Directors also announced the declaration of its regular quarterly cash dividend of $.05 per share, as well as a 5% stock dividend. The dividends have a record date of February 5, 1996 and a payment date of February 13, 1996.

Commenting on the results, President and Chief Executive Officer Allen
S. Greene stated, "We view these as `building years' for Ryan, Beck & Co. Increased expenses in 1995 were partially due to essential investments in our future. These investments include the hiring of new personnel, the expansion into new product areas and the opening of a new branch office in Florida. We announced a company stock repurchase program in 1995, and have repurchased 12,970 shares at a cost of approximately $91,000. In addition, timing of transactions in the capital markets always has an effect on our earnings. We are constantly looking for new opportunities, while keeping a watchful eye on market conditions which always play a significant role for companies in our industry."

Ryan, Beck is headquartered in West Orange, New Jersey and engages in underwriting, market making, distribution, and trading of bank and thrift equity and debt securities, and tax-exempt bonds; consulting, research, and financial services to the banking and thrift industries; and general securities brokerage.

February 9, 1996


FEDERAL EXPRESS


National Association of Securities Dealers, Inc.
1735 K Street, N.W.
NASDAQ Report Section
Washington, D.C.  20006

Re:  Form 8-K

Gentlemen:

Enclosed is a copy of Form 8-K filed with the United States
Securities and Exchange Commission.

Kindly acknowledge your receipt of such document by stamping the enclosed copy of this letter and returning same to the undersigned in the enclosed envelope.

Very truly yours,


Leonard J. Stanley
Chief Financial Officer


Enclosures